Porter Keadle Moore

CPAs | Advisors | www.pkm.com

June 23, 2015

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Peoples Bancorp of North Carolina, Inc.'s statements included under Item 4.01 of its Form 8-K filed on June 23, 2015 and we agree with such statements concerning our firm.

Porter Keadle Moore, LLC